Exhibit 5.1

May 20, 2024

Blackstone Secured Lending Fund

345 Park Avenue, 31st Floor

New York, New York 10154

Re:	Blackstone Secured Lending Fund

Ladies and Gentlemen:

We have acted as special Delaware counsel for Blackstone Secured Lending Fund (formerly known as Blackstone / GSO Secured Lending Fund), a Delaware statutory trust (the “Trust”), in connection with the matters set forth herein. At your request, this opinion is being furnished to you.

We have examined and relied upon such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below, including the following documents:

(a)

The certificate of trust of the Trust, as filed with the office of the Secretary of State of the State of Delaware (the “Secretary of State”) on March 26, 2018, as amended by the Certificate of Amendment to Certificate of Trust, as filed in the office of the Secretary of State on December 10, 2020 (the “Certificate of Trust”);

(b)

The Initial Declaration of Trust, dated as of March 26, 2018, between individual trustee identified therein and Wilmington Trust, National Association, as Delaware trustee (the “Delaware Trustee”), the Amended and Restated Agreement and Declaration of Trust, dated as of July 31, 2018, by the trustees of the trust named therein and the Delaware Trustee, the Second Amended and Restated Agreement and Declaration of Trust, dated as of October 1, 2018, by the trustees of the trust named therein and the Delaware Trustee, the Third Amended and Restated Agreement and Declaration of Trust, dated as of August 13, 2019, by the trustees named therein and the Delaware Trustee, and Fourth Amended and Restated Agreement and Declaration of Trust, dated as of October 18, 2021, by the trustees of the trust named therein and the Delaware Trustee (as so amended and restated, the “Trust Agreement”);

Blackstone Secured Lending Fund

May 20, 2024

(c)	The Amended and Restated By-Laws of the Trust, dated as of October 18, 2021 (the “By-Laws”);

(d)

A certificate of the Secretary of the Trust, dated the date hereof, and attaching copies of resolutions adopted by the Board of Trustees and the Pricing Committee (as defined in the resolutions adopted by the Board of Trustees) (the forgoing are collectively referred to as the “Resolutions” and, together with the Trust Agreement and the By-Laws, are collectively referred to as the “Trust Documents”);

(e)

Registration Statement on Form N-2ASR (File No. 333-266323) (the “Registration Statement”) on Form N-2, as amended, filed by the Trust under the Securities Act of 1933, as amended (the “Securities Act”) including the Trust’s prospectus dated July 26, 2022 (the “Base Prospectus”), as supplemented by the prospectus supplement dated May 13, 2024 (together with the Base Prospectus, the “Prospectus”) with respect to the issuance of the 5.875% senior Notes due 2027 (as referred to in the Prospectus) (the “Notes”) filed by the Trust pursuant to Rule 424(b) of the rules and regulations of the Securities and Exchange Commission under the Securities Act;

(f)	The Indenture, dated as of July 15, 2020, by and between the Trust and U.S. Bank National Association, as trustee;

(g)	The Sixth Supplemental Indenture, dated as of May 20, 2024, relating to the 5.875% senior Notes due 2027, by and between the Trust and U.S. Bank National Association, as trustee;

(h)	The global note representing the 5.875% senior Notes Due 2027;

(i)

The Underwriting Agreement, dates as of May 13, 2024 by and between the Trust, the Adviser and Citigroup Global Markets Inc., Barclays Capital Inc., Goldman Sachs & Co. LLC, RBC Capital Markets, LLC and SMBC Nikko Securities America, Inc. (items (f) through (i) being referred to collectively as the “Note Documents”);and

(j)	A Certificate of Good Standing for the Trust, dated May 17, 2024, obtained from the Secretary of State.

Initially capitalized terms used herein and not otherwise defined are used as defined in the Trust Documents.

As to various questions of fact material to our opinion, we have relied upon the representations made in the foregoing documents and upon certificates of officers of the Trust.

Blackstone Secured Lending Fund

May 20, 2024

With respect to all documents examined by us, we have assumed (i) the authenticity of all documents submitted to us as authentic originals, (ii) the conformity with the originals of all documents submitted to us as copies or forms, and (iii) the genuineness of all signatures.

For purposes of this opinion, we have assumed (i) that the Trust Documents and the Note Documents constitute the entire agreement among the parties thereto with respect to the subject matter thereof, including with respect to the formation, operation and termination of the Trust, and that the Trust Documents, the Note Documents and the Certificate of Trust are in full force and effect and will not be amended, (ii) except to the extent provided in paragraph 1 below, the due organization or due formation, as the case may be, and valid existence in good standing of each party to the documents examined by us under the laws of the jurisdiction governing its organization or formation, (iii) the legal capacity of natural persons who are parties to the documents examined by us, (iv) that each of the parties (other than the Trust) to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents, (v) except to the extent provided in paragraph 2 below, the due authorization, execution and delivery by all parties thereto of all documents examined by us, (vi) the payment by each Person to whom a Note is to be issued by the Trust (collectively, the “Noteholders”) for such Note, in accordance with the Trust Documents, the Note Documents, all resolutions of the Board of Trustees and as contemplated by the Registration Statement, (vii) that the Notes will be issued and distributed to the Noteholders in accordance with the Trust Documents and the Note Documents and as contemplated by the Registration Statement, (viii) that no vote of shareholders under Section 11.5 of the Trust Agreement will be required in connection with issuance of any Notes and (ix) that any amendment or restatement of any document reviewed by us has been accomplished in accordance with, and was permitted by, the relevant provisions of said document prior to its amendment or restatement from time to time. We have not participated in the preparation of the Registration Statement (other than this opinion) and assume no responsibility for its contents except for this opinion.

This opinion is limited to the laws of the State of Delaware (excluding the securities laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder which are currently in effect.

Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

1. The Trust has been duly formed and is validly existing in good standing as a statutory trust under the Delaware Statutory Trust Act, 12 Del. C. § 3801, et. seq. (the “Act”) and has the power and authority under the Trust Documents and the Act to execute, deliver and perform its obligations under the Note Documents and to issue the Notes.

Blackstone Secured Lending Fund

May 20, 2024

2. The execution and delivery by the Trust of the Note Documents and the issuance of the Notes, and the performance by the Trust of its obligations thereunder, have been duly authorized by all necessary statutory trust action on the part of the Trust under the Act and the Trust Documents.

We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. We also consent to the use of our name under the heading “Legal Matters” in the Prospectus. In giving the foregoing consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Richards, Layton & Finger, P.A.

JWP/MMK